Reliance Steel & Aluminum Co. Reports
              2003 Second Quarter and First-Half Results

    LOS ANGELES--(BUSINESS WIRE)--July 17, 2003--Reliance Steel & Aluminum Co. (NYSE:RS) today reported its financial results for the three and six-months ended June 30, 2003. For the fiscal year 2003 second quarter, net income was $6.4 million, compared with net income of $10.8 million for the three months ended June 30, 2002. Earnings per diluted share were $.20 for the second quarter of 2003, compared with earnings of $.34 per diluted share for the 2002 second quarter. Sales for the 2003 second quarter totaled $456.3 million, compared with 2002 second quarter sales of $450.2 million.
    For the six-months ended June 30, 2003, net income amounted to $12.0 million, compared with net income of $18.3 million for the same period in 2002. Earnings per diluted share were $.38 for the six-months ended June 30, 2003, compared with earnings of $.57 per diluted share for the six-months ended June 30, 2002. Sales for the 2003 year-to-date period were $907.2 million, compared with 2002 six-month sales of $855.7 million.
    Reliance's Chief Executive Officer, David H. Hannah, said, "The second quarter of 2003 was not materially different from the 2003 first quarter. Overall, metals pricing weakened during the quarter, driven mostly by a decline in carbon steel flat-rolled prices, causing a slight reduction in gross profit margins. Business conditions remained challenging across most markets with sluggish customer demand and increased competitive pressures."
    "We continue to manage well those items that we can control. Our profitability, working capital management and cash flow during this challenging operating environment have allowed us to continue to grow the Company and position ourselves for the eventual economic recovery. We are also very excited about our recent acquisition of Precision Strip, Inc.," added Hannah.
    "At this time, we still do not see any evidence of meaningful improvement in either market conditions or the business climate. Additionally, business levels tend to soften slightly during the summer months in the Eastern portion of the country. However, with the inclusion of the contribution of Precision Strip's financial results beginning in the 2003 third quarter, we would expect the earnings per diluted share amount to be approximately 20% higher than the 2003 second quarter earnings per diluted share amount," said Hannah.
    On July 1, 2003, Reliance acquired Precision Strip, Inc. headquartered in Minster, Ohio. The Company purchased all of the stock of Precision Strip and its related entity for $220 million in cash, plus the assumption of approximately $26 million of debt. The acquisition was funded with borrowings on Reliance's existing $335 million syndicated bank line of credit and a new private placement of $135 million of senior secured notes. The acquisition is immediately accretive to Reliance's earnings.
    Precision Strip's sales for the fiscal year ended December 31, 2002 were $121.8 million. All current management and employee associates will remain in place at Precision Strip, a privately held metals processing company founded in 1977. Precision Strip operates as a wholly owned subsidiary of Reliance. Precision Strip's processing activities consist primarily of slitting and blanking flat-rolled products and include approximately 65% carbon steel, 20% aluminum and 15% stainless steel products on a "toll" basis, processing the metal for a fee, without taking ownership of the metal.
    The business has facilities in Minster, Kenton, Middletown, and Tipp City, Ohio; Anderson and Rockport, Indiana; Bowling Green, Kentucky and Talladega, Alabama. Precision Strip's customers include carbon steel, stainless steel and aluminum mills, as well as companies in the automotive, appliance, metal furniture and capital goods industries.
    Reliance's wholly owned subsidiary, AMI Metals, Inc., headquartered in Brentwood, Tennessee, is relocating one of its operations to the St. Louis, Missouri area. During the 2003 third quarter, AMI will close its Atlanta, Georgia facility and move into an existing 48,500 square-foot facility in St. Charles, Missouri to better serve the needs of its customers. AMI provides value-added, just-in-time, cut-to-size processing of aluminum products for the aerospace industry with six strategically located facilities in the United States and a new European facility based in Belgium.
    On April 23, 2003, the Company announced its regular quarterly cash dividend payment of $.06 per share of common stock. The 2003 second quarter cash dividend was paid on May 30, 2003 to shareholders of record May 9, 2003. 2003 marks the 43rd consecutive year that Reliance has paid quarterly dividends to its shareholders. The Company was also proud to announce that it was named to the 2003 Forbes Platinum 400 List of America's Best Big Companies and ranked No. 1 in sales (five-year average) in the metals industry category and has also been named to the 2002, 2001 and 2000 lists.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the second quarter and six-months financial results for the period ended June 30, 2003. All interested parties are invited to listen to the web cast on July 17, 2003 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through August 17, 2003 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 107 processing and distribution centers in 29 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 85,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 85,000 customers in various industries. Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.

                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)


                              Three Months            Six Months
                              Ended June 30,         Ended June 30,
                              2003       2002       2003       2002
                            --------   --------   --------   --------
Income Statement Data:
Net sales                   $456,329   $450,166   $907,152   $855,652
Gross profit                 119,372    126,043    238,775    237,588
Operating income              15,005     23,019     29,326     40,464
EBITDA(1)                     23,575     30,615     45,882     55,208
EBIT(1)                       16,043     23,504     30,846     41,276
Pre-tax income                10,532     17,836     19,729     30,239
Net income                     6,392     10,774     11,971     18,265
EPS - diluted                   $.20       $.34       $.38       $.57
Weighted average shares
 outstanding -- diluted   31,767,381 31,920,602 31,761,632 31,824,993
Gross margin                    26.2%      28.0%      26.3%      27.8%
Operating margin                 3.3%       5.1%       3.2%       4.7%
EBITDA margin(1)                 5.2%       6.8%       5.1%       6.5%
EBIT margin(1)                   3.5%       5.2%       3.4%       4.8%
Pre-tax margin                   2.3%       4.0%       2.2%       3.5%
Net margin                       1.4%       2.4%       1.3%       2.1%
Cash dividends per share        $.06       $.06       $.12       $.12


                                                June 30,     Dec. 31,
                                                  2003         2002
                                                --------     --------
Balance Sheet Data:
Current assets                                  $544,305     $532,544
Working capital                                  346,994      389,620
Net fixed assets                                 297,701      306,189
Total assets                                   1,140,732    1,139,247
Current liabilities                              197,311      142,924
Long-term debt                                   283,175      344,080
Shareholders' equity                             619,163      609,854
Capital expenditures                               7,939       18,658
Net debt-to-total capital(2)                        31.6%        35.5%
Return on equity(3)                                  3.9%         5.2%
Current ratio                                        2.8          3.7
Book value per share                              $19.49       $19.21
Cash flow from operations per share(4)             $3.20        $2.85


(1) See CONSOLIDATED STATEMENTS OF INCOME for reconciliation of EBIT and EBITDA.

(2) Net debt-to-total capital is calculated as total debt
    (net of cash) divided by shareholders' equity plus total debt
    (net of cash).

(3) Return on equity calculation is based on latest twelve months.

(4) 2003 cash flow from operations per share calculation is based on latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)


                                ASSETS

                                                  June 30,    Dec. 31,
                                                    2003        2002
                                                  -------     -------
Current assets:                                 (Unaudited)
 Cash and cash equivalents                         $19,063     $9,305
 Accounts receivable, less allowance
  for doubtful accounts of $5,344 at
  June 30, 2003 and $5,158 at December
  31, 2002, respectively                           207,650    190,191
 Inventories                                       291,679    307,385
 Prepaid expenses and other current assets          11,124     10,874
 Deferred income taxes                              14,789     14,789
Total current assets                               544,305    532,544
Property, plant and equipment, at cost:
 Land                                               52,016     52,469
 Buildings                                         180,769    180,995
 Machinery and equipment                           242,447    237,912
 Accumulated depreciation                         (177,531)  (165,187)
                                                   297,701    306,189

Goodwill                                           284,304    284,276
Other assets                                        14,422     16,238
Total assets                                    $1,140,732 $1,139,247

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $113,392    $77,511
 Accrued expenses                                   41,955     40,894
 Wages and related accruals                         15,605     20,160
 Deferred income taxes                               4,034      4,034
 Current maturities of long-term debt               22,325        325
Total current liabilities                          197,311    142,924
Long-term debt                                     283,175    344,080
Deferred income taxes                               31,190     31,672
Minority interest                                    9,893     10,717
Commitments                                             --         --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                           --         --
 Common stock, no par value:
     Authorized shares -- 100,000,000
     Issued and outstanding shares 31,766,497
      at June 30, 2003 and 31,752,087 at
      December 31, 2002, respectively,
      stated capital                               294,721    294,503
 Retained earnings                                 325,348    317,189
 Accumulated comprehensive loss                       (906)    (1,838)
Total shareholders' equity                         619,163    609,854
Total liabilities and shareholders' equity      $1,140,732 $1,139,247


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                               Three Months           Six Months
                               Ended June 30,        Ended June 30,
                              2003       2002       2003       2002
                            --------   --------   --------   --------

Net sales                   $456,329   $450,166   $907,152   $855,652
Cost of sales                336,957    324,123    668,377    618,064
Gross profit                 119,372    126,043    238,775    237,588

Operating expenses
 Warehouse, delivery,
  selling, general and
  administrative              97,146     96,214    195,030    183,922
 Depreciation                  7,221      6,810     14,419     13,202
Income from operations        15,005     23,019     29,326     40,464

Other income (expense):
 Interest expense             (5,511)    (5,668)   (11,117)   (11,037)
 Amortization expense           (311)      (301)      (617)      (730)
 Other income, net             1,141        603      1,704      1,236
Income before equity in
 earnings of 50%-owned
 company, minority
 interest and income taxes    10,324     17,653     19,296     29,933
Equity in earnings of 50%-
 owned company                    --        140         --        263
Minority interest                208         43        433         43
Income before provision
 for income taxes             10,532     17,836     19,729     30,239
Provision for income taxes     4,140      7,062      7,758     11,974
Net income                    $6,392    $10,774    $11,971    $18,265

Earnings per share -
 diluted                        $.20       $.34       $.38       $.57
Weighted average shares
 outstanding -
 diluted                  31,767,381 31,920,602 31,761,632 31,824,993
Earnings per share - basic      $.20       $.34       $.38       $.58
Weighted average shares
 outstanding  -
 basic                    31,766,497 31,683,600 31,761,083 31,637,483
Cash dividends per share        $.06       $.06       $.12       $.12


                   Reconciliation of EBIT and EBITDA

Income before provision
 for income taxes            $10,532    $17,836    $19,729    $30,239
Interest expense               5,511      5,668     11,117     11,037
EBIT                         $16,043    $23,504    $30,846    $41,276
Depreciation                   7,221      6,810     14,419     13,202
Amortization expense             311        301        617        730
EBITDA                       $23,575    $30,615    $45,882    $55,208


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                Six Months Ended
                                                     June 30,
                                                2003           2002
                                               -------        -------
Operating activities:
Net income                                     $11,971        $18,265
Adjustments to reconcile net income
 to net cash provided by operating activities:
 Depreciation and amortization                  15,036         13,932
   (Gain) loss on sales of machinery
    and equipment                                 (818)             1
   Equity in earnings of 50%-owned company          --           (263)
   Minority interest                              (433)           173
   Changes in operating assets and liabilities:
     Accounts receivable                       (17,459)       (29,075)
     Inventories                                15,706         23,880
     Prepaid expenses and other assets             921          1,942
     Accounts payable and accrued expenses      32,529         17,486
Net cash provided by operating activities       57,453         46,341

Investing activities:
Purchases of property, plant and
 equipment, net                                 (7,939)        (8,664)
Proceeds from sales of property
 and equipment                                   2,826            123
Acquisitions of metals service centers
 and net asset purchases of metals
 service centers, net of cash acquired              --        (24,144)
Dividends received from 50%-owned company           --            444
Net cash used in investing activities           (5,113)       (32,241)

Financing activities:
Proceeds from borrowings                         8,305         62,800
Principal payments on long-term debt
 and short-term borrowings                     (47,210)       (79,505)
Payments to minority shareholders                 (378)        (1,879)
Dividends paid                                  (3,812)        (3,797)
Issuance of common stock                           218          3,475
Net cash used in financing activities          (42,877)       (18,906)
Effect of exchange rate changes on cash            295            519

Increase (decrease) in cash
 and cash equivalents                            9,758         (4,287)

Cash and cash equivalents
 at beginning of period                          9,305          9,931

Cash and cash equivalents
 at end of period                              $19,063         $5,644

Supplemental cash flow information:
Interest paid during the period                $11,258         $6,319
Income taxes paid during the period             $3,771        $11,016

    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com